UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

April 21, 2006

Date of Report (Date of earliest event reported)

Arden Realty, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-12193	95-4578533
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11601 Wilshire Boulevard,

Fourth Floor

Los Angeles, California 90025-1740

(Address and zip code of principal executive offices)

(310) 966-2600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As described in Item 8.01 below, Arden Realty, Inc. (referred to herein as “we,” “us,” “our” or “our company”), Arden Realty Limited Partnership (referred to herein as “our “operating partnership”) and General Electric Capital Corporation (“GECC”) have agreed in principle to settle the previously disclosed consolidated putative stockholder class actions. Pursuant to the settlement agreement, we and GECC have agreed to modify the Agreement and Plan of Merger, dated as of December 21, 2005 (the “merger agreement”), by and among Arden Realty, Inc., Arden Realty Limited  Partnership, GECC, Atlas Partnership Merger Sub, Inc., Atlas Merger Sub, Inc., Trizee Properties, Inc. and Trizee Holdings Operating LLC, as follows:

•            Clause (A) of Section 8.04(a)(ii) will be deleted in its entirety and replaced with: “(A) the Company Board determines in good faith (after having obtained sufficient preliminary information upon which to make such determination), that failure to do so could be inconsistent with the duties of the directors of the Company to the Company or its stockholders under applicable law;”

•            The “Termination Fee” as defined in Section 10.03(b)(i) will be reduced from $100.0 million to $80.0 million; and

•            All references in Section 8.04(b) to “seventy-two (72)” shall be stricken and replaced with the phrase “forty-eight (48).”

ITEM 8.01  OTHER EVENTS

On April 21, 2006, we, our operating partnership and GECC agreed in principle to settle the previously disclosed consolidated putative stockholder class actions, which challenged the proposed merger of our company with and into Atlas Merger Sub, Inc., a wholly-owned subsidiary of GECC, and related transactions.

Under the terms of the proposed settlement, all claims relating to the merger agreement and the proposed merger will be dismissed on behalf of the settlement class. The settlement is subject to court approval. As part of the proposed settlement we have agreed to pay $985,000 to the plaintiffs’ counsel for their fees and expenses, subject to final approval of the settlement and such fees and expenses by the court.

Pursuant to the proposed settlement, we have also agreed to modify and amend the merger agreement as set forth above in Item 1.01.

Also pursuant to the proposed settlement, we have agreed to make the disclosures set forth below. Information concerning the proposed merger is set forth in, or incorporated by reference into, our proxy statement dated March 16, 2006 (our “proxy statement”). Our proxy statement is supplemented by, and should be read as part of, and in conjunction with, the information filed in this current report on Form 8-K. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in our proxy statement.

Management Projections

We do not as a matter of policy make public forecasts or projections of future performance or earnings. In connection with the merger and the settlement, we have determined to make available to our stockholders projections of our anticipated future operating performance for the four fiscal years ending 2006 through 2009 that are in the possession of our management. The projections were not prepared with a view towards public disclosure or compliance with published guidelines of the Securities and Exchange Commission, the guidelines established by the American Institute of Certified Public Accountants for Prospective Financial Information or generally accepted accounting principles. Our certified public accountants have not examined or compiled any of the projections or expressed any conclusion or provided any form of assurance with respect to the projections and, accordingly, assume no responsibility for them.

The projections included below are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to risks and uncertainties that could cause actual results to differ materially from those statements and should be read with caution. They are subjective in many respects and thus susceptible to interpretations and periodic revisions based on actual experience and recent developments. While presented with numerical specificity, the projections were not prepared by us in the ordinary course and are based upon a variety of estimates and hypothetical assumptions made by our management with respect to, among other things, general economic, market, interest rate and financial conditions, the availability and cost of capital for future investments, our ability to lease or re-lease space at current or anticipated rents, changes in the supply of and demand for our properties, changes in interest rate levels, risks associated with the development, acquisition or disposition of properties, competition within the industry, real estate and market conditions, and other matters. None of the assumptions underlying the projections may be realized, and they are inherently subject to significant business, economic and competitive uncertainties and contingencies, all of which are difficult to predict and many of which are beyond our control. Accordingly, there can be no assurance that the assumptions made in preparing the projections will prove accurate, and actual results may materially differ. In addition, the projections do not take into account any of the transactions contemplated by the merger agreement, including the merger, which may also cause actual results to materially differ.

For these reasons, as well as the bases and assumptions on which the projections were compiled, the inclusion of the information set forth below should not be regarded as an indication that the projections will be an accurate prediction of future events, and they should not be relied on as such. Neither we nor our board of directors assumes any responsibility for the reasonableness, completeness, accuracy or reliability of the projections. No one has made, or makes, any representation regarding the information contained in the projections and, except as required by applicable securities laws, we do not intend to update or otherwise revise the projections to reflect circumstances existing after the date when made or to reflect the occurrences of future events even in the event that any or all of the assumptions are shown to be in error.

Arden Realty, Inc.

Management Projections Summary

	(in millions, except for Dividend Per Share)
	Projected 2006	Projected 2007	Projected 2008	Projected 2009
Net Operating Income(1) (2)	$316.4	$340.4	$366.0	$394.5
Net Income(1)	56.7	78.1	102.1	125.1
FFO(1)(2)	187.7	209.7	234.3	257.9
Dividend Per Share(1)	$2.02	$2.10	$2.30	$2.65

(1) Excludes the impact of NextEdge and AVP.

(2) Funds From Operations, or FFO, and Net Operating Income are non-GAAP measures of performance.  As we define Net Operating Income, it excludes general and administrative costs, interest expense, interest income, depreciation and amortization, expense and gains or losses from the sale of properties, changes in value in our real estate properties which result from use or permanent impairment to carrying costs as stipulated by generally accepted accounting principles, or GAAP, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties.

Net Operating Income is used by investors and our management to evaluate and compare the performance of our office properties and to determine trends in earnings.  Net Operating Income is used for this purpose because it is not effected by (i) the cost of funds of the property owner, (ii) the impact of depreciation and amortization expense as well as gains or losses from the sale of operating real estate assets which are included in net income computed in accordance with GAAP or (iii) general and administrative and other specific costs such as permanent impairments to carrying costs.  As such, the usefulness of Net Operating Income is limited and it may fail to capture significant rends in these components of net income.  Net Operating Income is not a substitute for net income computed in accordance with GAAP and should be analyzed in conjunction with net income.

We compute FFO in accordance with standards established by the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, in April 2002. The white paper defines FFO as net income or loss computed in accordance with GAAP, excluding extraordinary items, as defined by GAAP, and gains and losses from sales of depreciable operating property plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

We believe that FFO, by excluding depreciation costs, the gains or losses from the sale of operating real estate properties and extraordinary items as defined by GAAP, provides an additional perspective on our operating results. However, because these items have real economic effect, FFO is a limited measure of performance.  FFO captures trends in occupancy rates, rental rates and operating costs. FFO excludes depreciation and amortization costs and it does not capture the changes in value in our properties that result from use or changes in market conditions or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, all of which are significant economic costs. Therefore, its ability to measure performance is limited.  Because FFO excludes significant economic components of net income determined in accordance with GAAP, FFO should be used as an adjunct to net income and not as an alternative to net income.

Projected FFO and Projected Net Operating Income for 2006–2009 were calculated as follows:

	Projected 2006	Projected 2007	Projected 2008	Projected 2009
Net Income	$56.7	$78.1	$102.1	$125.1
Plus Depreciation of Real Estate Assets	129.6	129.6	129.6	129.6
Plus Minority Interest	1.4	2.0	2.6	3.2
FFO	$187.7	$209.7	$234.3	$257.9
Plus General and Administrative Expenses	27.8	29.7	30.9	33.4
Plus Interest Expense	101.3	101.4	101.2	103.6
Minus Interest Income	0.4	0.4	0.4	0.4
Net Operating Income	$316.4	$340.4	$366.0	$394.5

Information Regarding our Financial Advisors

As discussed in our proxy statement, we engaged Lehman Brothers Inc. (“Lehman Brothers”), Wachovia Capital Markets, LLC (“Wachovia Securities”) and Secured Capital Corp. (“Secured Capital”) as our financial advisors in connection with our management’s investigation of potential strategic transactions. We determined to engage Lehman Brothers and Wachovia Securities because of the size of the potential transaction, each advisor’s experience with REIT transactions and our long-standing relationship with each advisor and their familiarity with our company. We determined that Wachovia Securities would be the financial advisor asked to consider providing a fairness opinion if one were to be requested in connection with any strategic transaction. Secured Capital was engaged to advise us with respect to real estate matters, because it had brokered a number of our property acquisitions in recent years and, in senior management’s view, was particularly knowledgeable about our assets and our markets. To ensure that we would receive a fairness opinion from a financial advisor that would be compensated solely for rendering such opinion, and would not receive a fee upon consummation of the transaction, our board of directors determined to also engage Houlihan Lokey Howard & Zukin Financial Advisors, Inc. (“Houlihan Lokey”).

Opinion of Wachovia Securities

As discussed in our proxy statement, our board of directors retained Wachovia Securities to act as a financial advisor with respect to a possible sale, or other extraordinary transaction involving a change of control, of our company and to render, at our request, an opinion to our company, in accordance with Wachovia Securities’ customary practice, as to the fairness from a financial point of view of the consideration to be received by our stockholders in connection with such a transaction. Information regarding the opinion and the financial analyses performed by Wachovia Securities, as well as a copy of the opinion itself, are included in our proxy statement.

In connection with the settlement we have agreed to revise the disclosure on page 44 of the proxy statement with respect to the discounted dividend analysis in its entirety as follows (new text is underlined): “Wachovia Securities performed a discounted dividend analysis on our company using our management’s projections for FFO per share and dividend payouts per share for 2006 through 2009. Wachovia Securities calculated the implied present values of projected cash dividends for our company for 2006 through 2009 using discount rates ranging from 9.0% to 11.0%. Wachovia Securities then calculated implied terminal values in 2009 based on multiples ranging from 10.0x FFO to 15.0x FFO. Discount rates utilized in this analysis were derived from historic REIT equity returns and from the calculation of our weighted average cost of capital using the capital asset pricing model, and terminal value multiples were derived from current and historic trading levels. Wachovia Securities derived a range of per-share values for shares of our common stock based on the implied present values of our cash dividends and the implied present values of our terminal values in 2009. The analysis resulted in a range of implied values of $33.73 to $50.42 per share of our common stock.”

As disclosed in our proxy statement and attached opinion, Wachovia Securities and its affiliates provide a full range of financial advisory securities and lending services in the ordinary course of business for which they receive customary fees. In connection with unrelated matters, Wachovia Securities and its affiliates in the past have provided financing services to our Company. In February 2005, Wachovia Securities served as lead manager in our offering of $300 million aggregate principal amount of 5.25% notes due 2015 and in August 2004, as lead manager in our offering of $200 million aggregate principal amount of 5.20% notes due 2011. In November 2003, Wachovia Securities led an interest rate swap of $49.3 million in principal amount and in December 2002, it led another interest rate swap of $87.5 million in principal amount. In December 2002, Wachovia Securities served as agent and participating lender for us in a $50 million repurchase by us of shares of our common stock. In August 2002, Wachovia Securities participated in the loan syndication by committing $40 million to our $310 million unsecured revolving line of credit agented by Wells Fargo. As of November 30, 2005, Wachovia Securities has committed $95 million to our line of credit under our Fourth Amended and Restated Revolving Credit Agreement dated as of July 7, 2005. In addition, in connection with unrelated matters, Wachovia Securities and its affiliates have in the past provided financing services for GECC and its affiliates including having an affiliate of Wachovia Securities’ be a participating lender of $800 million in two credit facilities currently maintained by GECC. In addition, Wachovia Securities acted as joint book-running manager for a series of asset securitizations of GECC of $767 million, $713 million, $750 million, $628 million, $570 million and $392 million in December 2005, June 2005, December 2004, June 2004, December 2003 and June 2003, respectively. Furthermore, Wachovia Securities acted as book-running manager for a series of asset securitizations of GECC of $707 million in September 2005. Wachovia Securities also acted as co-lead manager for a series of asset securitizations of GECC of $851 million and as co-manager for a series of asset securitizations of GECC of $600 million in July 2005 and October 2004, respectively. In addition, Wachovia Securities acted as co-manager in GECC’s offering of $1 billion of 6.1% notes due November 2032 in November 2002 and as co-manager in GECC’s offering of $1 billion of 6.625% notes due June 2032 in June 2002. In addition, in connection with unrelated matters, Wachovia Securities and its affiliates have in the past provided financing services for Trizec Properties, Inc. and Trizec OP (collectively, “Trizec”). As of November 30, 2005, Wachovia Securities has committed $40 million to Trizec’s revolving credit line under its Amended and Restated Credit Agreement dated as of October 31, 2005.

Wachovia Securities also maintains active equity and/or fixed income research on our company, certain affiliates of GECC and Trizec. In addition, Wachovia Securities currently, and in the future may, provide similar or other banking and financial services to, and maintain a business relationship with us, GECC, certain affiliates of GECC and Trizec.

Opinion of Houlihan Lokey

As discussed in our proxy statement, our board of directors also retained Houlihan Lokey to render an opinion to our board of directors as to the fairness from a financial point of view of the per share consideration to be received by our stockholders in connection with the transaction. Information regarding the opinion and the financial analyses performed by Houlihan Lokey, as well as a copy of the opinion itself, are included in our proxy statement.

In connection with the settlement we have agreed to revise the disclosure on page 48 of our proxy statement with respect to the market approach in its entirety as follows (new text is underlined): “Houlihan Lokey reviewed certain financial information of ten comparable publicly traded office REITs selected solely by Houlihan Lokey. The REITs included in the comparison group were selected by Houlihan Lokey on the basis of various attributes, including company size and geographic location and mix of assets. The comparable companies included:

Boston Properties Inc.
CarrAmerica Realty Corporation
Crescent Real Estate Equities Company
Equity Office Properties Trust
HRPT Properties Trust
Kilroy Realty Corp.
Mack-Cali Realty Corporation
Maguire Properties, Inc.
Reckson Associates Realty Corp.
Trizec Properties, Inc.

Houlihan Lokey calculated certain financial ratios of the comparable companies based on the most recent publicly available information. These financial ratios included the multiples of:  (i) EV to latest twelve months (“LTM”) earnings before interest, taxes, depreciation and amortizations (“EBITDA”); (ii) market value of equity (“MVE”) to LTM FFO; (iii) EV to our management’s projected

2006 EBITDA and (iv) MVE to our management’s projected 2006 FFO. Houlihan Lokey also considered the dividend yield for each of the comparable companies.

Houlihan Lokey’s analysis showed that the multiples and dividend yields exhibited by the comparable companies were as follows:

	LTM EBITDA Multiple		LTM FFO Multiple		2006 EBITDA Multiple		2006 FFO Multiple		Dividend Yield
Maximum	22.8	x	22.2	x	19.7	x	17.2	x	8.1%
Mean	16.3	x	13.9	x	15.1	x	12.8	x	5.5%
Median	15.1	x	13.6	x	14.7	x	12.8	x	5.5%
Minimum	12.5	x	9.7	x	12.7	x	7.9	x	3.3%

Houlihan Lokey derived EV indications for our company by applying selected LTM and 2006 projected EBITDA and FFO multiples to estimated operating results provided by our management for the 12-month period ended September 30, 2005 and the projected 12-month period ending December 31, 2006. Under the dividend yield approach, Houlihan Lokey applied selected market yields to our stated annual dividend and added debt net of cash to derive EV indications. Based on the above, the resulting indications of the EV of our operations range from approximately $4.12 billion to $4.33 billion. On an MVE basis, the market approach yielded values ranging from $36.19 to $39.21 per share. Houlihan Lokey noted that the $45.25 price to be paid per share of our common stock in the merger is above the range of values indicated by this analysis.

In addition, we have agreed to revise the disclosure on page 49 of our proxy statement with respect to the discounted cash flow analysis in its entirety as follows (new text is underlined): “Houlihan Lokey also reviewed our projected cash flows provided by management on an aggregate basis, which excluded cash flows associated with AVP and NextEdge. NextEdge is a turnkey provider of integrated energy efficiency solutions for the commercial real estate industry and AVP provides investment management services to American Value Partners Fund I, L.P. The present value of these cash flows for our company was calculated using a range of discount rates of 8 to 12 percent and a range of terminal capitalization rates of 6.5 to 8.5 percent. Houlihan Lokey determined the discount rates based upon its judgment of the estimated cost of capital of Arden, which included consideration of historical rates of return for publicly-traded common stock, risks inherent in the industry, and specific risks associated with the continuing operations of the Company on a stand-alone basis. Separate projections were used to value AVP and NextEdge. The present value of the cash flows for AVP and NextEdge was calculated using a range of discount rates of 33 to 37 percent and a range of terminal multiples of 1.5x to 3.5x. Based on the above, Houlihan Lokey calculated EV indications to be in the range of $4.301 billion to $4.963 billion. On an MVE basis, this approach resulted in values ranging from $38.97 to $48.48 per share. Houlihan Lokey noted that the $45.25 price to be paid per share of our common stock in the merger is within the range of values indicated by this analysis.”

We have also agreed to revise the disclosure on page 49 of our proxy statement with respect to the net asset value approach in its entirety as follows (new text is underlined): “Houlihan Lokey reviewed the underlying assumptions used by management to arrive at an estimated net asset value range for our properties. Houlihan Lokey’s review was based on available market data. The assumptions reviewed for each property included: the LTM net operating income, implied capitalization rates, per square feet market prices, discount rates used in the cash flow analysis for each asset, rental growth rates and occupancy assumptions. The range of estimated market value of our properties plus other assets and less liabilities yielded a range of $46.11 to $54.00 per share, assuming all assets were sold immediately upon liquidation and excluding any adjustments for transaction costs. In addition, Houlihan Lokey calculated the net asset value range less estimated transaction costs, which included severance payments, debt defeasance costs, transfer taxes and professional fees. The estimated net asset value indications post-transaction costs ranged between $42.76 and $50.71 per share. Houlihan Lokey calculated the net asset value range post-transaction costs to take into account the fact that such transaction costs would have to be incurred in connection with any sale of the assets upon liquidation. Houlihan Lokey noted that the $45.25 price to be paid per share of our common stock in the merger is within the range of values indicated by this analysis.”

Houlihan Lokey has not provided any investment banking services to us or Trizec in the past. During portions of 2004 and 2005, Houlihan Lokey provided investment banking services to GE Capital Corporation of Puerto Rico (“GECC-PR”), a commercial equipment lending and collateralized financing institution in Puerto Rico and an affiliate of GECC, in connection with the sale of GECC-PR’s portfolio of assets. Houlihan Lokey received customary compensation for the GECC-PR engagement. Houlihan Lokey may, in the future, provide similar or other banking and financial services to, and maintain a business relationship with us, GECC, certain affiliates of GECC and Trizec.

Additional Disclosure Regarding the Background of the Merger

Pages 21 through 34 of our proxy statement describe the background of the merger. As discussed in that proxy statement, we were approached by various entities on multiple occasions during 2003 and 2004 about the possibility of engaging in a strategic transaction. These entreaties led to informal discussions, including with GECC in July and August of 2004. None of these informal discussions, however, led to the submission to us of a formal acquisition proposal. It was our senior management’s view at that time that there would be future opportunities to undertake transactions at higher valuations. This view was premised in part on the price ranges discussed, which were significantly less than the per-share merger consideration to be received by our stockholders in the merger. In addition, our senior management believed that the outlook for the Southern California office market was positive due to low interest rates, an influx of foreign and institutional capital and strengthening office property fundamentals such as rents, vacancy and absorption.

In connection with the merger and related transactions, we did not obtain any third-party appraisals of our properties. Although we have obtained third-party appraisals of certain of our properties in the past in connection with discrete transactions, such as financings or acquisitions, the aggregate consideration to be paid for our company was not based on any or all of those appraisals. Rather, as discussed in our proxy statement, the consideration to be received by our common stockholders in the merger was determined based on arm’s-length negotiations. Similarly, we did not attempt to independently value the 13 properties and certain undeveloped land parcels (the “Trizec assets”) that are to be transferred to Trizec in exchange for consideration totaling approximately $1.6 billion in cash, less the aggregate amount paid in Trizec OP units to our common unitholders and the debt associated with the Trizec assets. Instead, the consideration for the Trizec assets was determined based on arm’s-length negotiations between GECC and Trizec.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARDEN REALTY, INC.

Date: April 24, 2006	By:	/s/ Richard S. Davis
Richard S. Davis
Executive Vice President and Chief Financial Officer